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                                                                    EXHIBIT 23.1




Board of Directors
PetsVetsandYou.com, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.




Kirkland, Russ, Murphy & Tapp


Clearwater, Florida
August 17, 2000